Exhibit 21.1
Subsidiaries of Dr Pepper Snapple Group, Inc.

Name of Subsidiary	Jurisdiction of Formation

A&W Concentrate Company	Delaware
Americas Beverages Management GP	Nevada
AmTrans, Inc.	Illinois
Berkeley Square US, Inc.	Delaware
Beverage Investments LLC	Delaware
Beverages Delaware Inc.	Delaware
DP Beverages Inc.	Delaware
DPS Americas Beverages Investments, Inc.	Delaware
DPS Americas Beverages, LLC	Delaware
DPS Beverages, Inc.	Delaware
DPS Business Services, Inc.	Delaware
DPS Finance I, Inc.	Delaware
DPS Finance II, Inc.	Delaware
DPS Holdings Inc.	Delaware
DPS Holdings U.S.	Nevada
Dr Pepper Company	Delaware
Dr Pepper Snapple Group Employee Relief Fund	Texas
Dr Pepper/Seven Up Beverage Sales Company	Texas
Dr Pepper/Seven Up Manufacturing Company	Delaware
Dr Pepper/Seven Up, Inc.	Delaware
High Ridge Investments US, Inc.	Delaware
International Beverage Investments GP	Delaware
International Investments Management LLC	Delaware
Juice Guys Care, Inc.	Massachusetts
Mott’s General Partnership	Nevada
Mott’s LLP	Delaware
MSSI LLC	Delaware
Nantucket Allserve, Inc.	Massachusetts
Nuthatch Trading US, Inc.	Delaware
Pacific Snapple Distributors, Inc.	California
Royal Crown Company, Inc.	Delaware
Snapple Beverage Corp.	Delaware
Snapple Distributors, Inc.	Delaware
Southeast-Atlantic Beverage Corporation	Florida
The American Bottling Company	Delaware
Canada Dry Mott’s Inc.	Canada
Comercializadora de Bebidas, S.A. de C.V.	Mexico
Compañia Exportadora de Aguas Minerales, S.A. de C.V.	Mexico
Distribuidora Anahuac, S.A. de C.V.	Mexico
Distribuidora de Aguas Minerales, S.A. de C.V.	Mexico
Embotelladora Balseca, S.A. de C.V.	Mexico
Embotelladora Mexicana de Agua, S.A. de C.V.	Mexico
Embotelladora Orange Crush, S.A.	Mexico
Industria Embotelladora de Bebidas Mexicanas, S.A. de C.V.	Mexico
Manantiales Peñafiel, S.A. de C.V.	Mexico
Peñafiel Aguas Minerales, S.A. de C.V.	Mexico
Peñafiel Bebidas, S.A. de C.V.	Mexico
Peñafiel Servicios Comerciales, S.A. de C.V.	Mexico
Peñafiel Servicios, S.A. de C.V.	Mexico
Snapple Beverage de Mexico, S.A. de C.V.	Mexico
Aguas Minerales International Investments B.V.	Netherlands
Bebidas Americas Investments B.V.	Netherlands
Snapple Europe Limited	UK